  Exhibit 5.1

March 27, 2020

Mitek Systems, Inc.
600 B Street, Suite 100
San Diego, CA 92101
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Mitek Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 4,637,610 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, (i) 4,500,000 of which may be offered or issued under the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan”), (ii) 92,610 of which are issuable upon the vesting and exercise of stock option awards granted as employment inducement awards pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules and pursuant to, and subject to the terms and conditions of, that certain Stock Option Agreement, dated as of February 3, 2020, between the Company and Aaron Korsen (the “Korsen Stock Option Agreement”), and (iii) 45,000 of which are issuable upon the vesting and exercise of stock option awards granted as employment inducement awards pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules and pursuant to, and subject to the terms and conditions of, that certain Stock Option Agreement, dated as of July 26, 2019, between the Company and Judith Ohrn Hicks (the “Hicks Stock Option Agreement” and together with the Korsen Stock Option Agreement, the “Stock Option Agreements”).
As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company, corporate records furnished to us by the Company, certificates of officers and other representatives of the Company, public officials and others and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:
(i)the Registration Statement;
(ii)the Company’s Restated Certificate of Incorporation, as amended (including by any certificate of designation), certified by the Secretary of State of the State of Delaware as of March 23, 2020 and by an officer of the Company as of the date hereof;
(iii)the Company’s Second Amended and Restated Bylaws as presently in effect, certified by an officer of the Company as of the date hereof;
(iv)resolutions adopted by the Board of Directors of the Company on July, 23, 2019 with respect to the approval of, among other things, the Hicks Stock Option Agreement, certified by an officer of the Company as of the date hereof;

Mitek Systems, Inc.
March 27, 2020

(v)a unanimous action by written consent adopted by the Board of Directors of the Company on February 3, 2020 with respect to the approval of, among other things, the Korsen Stock Option Agreement, certified by an officer of the Company as of the date hereof;
(vi)resolutions adopted by the Board of Directors of the Company on January 21, 2020 with respect to the approval of, among other things, the 2020 Plan, certified by an officer of the Company as of the date hereof;
(vii)minutes from the Company’s 2020 annual meeting of stockholders, certified by an officer of the Company as of the date hereof;
(viii)the 2020 Plan;
(ix)the Stock Option Agreements, certified by an officer of the Company as of the date hereof;
(x)a certificate, dated as of March 27, 2020, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”); and
(xi)a certificate, dated as of March 27, 2020, from an officer of the Company certifying to, among other things, the current capitalization of the Company.
In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth below.
In such examination and in rendering the opinion set forth below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, including, without limitation, the certificate of the officer of the Company referred to in the second paragraph of this opinion letter, and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Mitek Systems, Inc.
March 27, 2020

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and the prospectus related thereto and in accordance with the 2020 Plan or the Stock Option Agreements, as applicable, (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.
Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.
This opinion letter has been for your use in connection with the Registration Statement and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/ Paul Hastings LLP